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EXHIBIT 23

INDEPENDENT AUDITORS CONSENT

        We consent to the incorporation by reference in the following Registration Statements of CBRE Holding, Inc.: Form S-8 (No. 33-39436), Form S-8 (No. 33-73236), Form S-8 (No. 333-21599), Form S-8 (No. 333-43433) and Form S-8 (No. 333-64644), of our report dated March 21, 2003, relating to the consolidated financial statements of CBRE Holding, Inc. as of and for the twelve months ended December 31, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations), appearing in this Annual Report on Form 10-K of CBRE Holding, Inc. for the twelve months ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP

Los Angeles, California
March 21, 2003

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  EXHIBIT 23
INDEPENDENT AUDITORS CONSENT